Exhibit 99.1

NEWS	Investor Relations
RELEASE	314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports Second Quarter 2023 Results

Achieves net income of $77.4 million and adjusted EBITDA of $130.4 million

Declares a quarterly cash dividend of $75.4 million, or $3.97 per share

Invests $73.5 million to repurchase 623,304 shares

ST. LOUIS, July 27, 2023 – Arch Resources, Inc. (NYSE: ARCH) today reported net income of $77.4 million, or $4.04 per diluted share, in the second quarter of 2023, compared with net income of $407.6 million, or $19.30 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”) 1 of $130.4 million in the second quarter of 2023, which included a $2.9 million non-cash mark-to-market loss associated with its coal-hedging activities. This compares to $460.0 million of adjusted EBITDA in the second quarter of 2022, which included a $1.9 million non-cash mark-to-market loss associated with its coal-hedging activities. Revenues totaled $757.3 million for the three months ended June 30, 2023, versus $1,133.4 million in the prior-year quarter.

In the second quarter of 2023, Arch made significant progress on numerous strategic priorities and objectives, as the company:

●	Executed at a high level in its core metallurgical segment, while achieving a higher-than-expected contribution from its legacy thermal segment
●	Deployed $148.8 million via its capital return program, inclusive of the just-announced September dividend
●	Reduced the diluted share count by a total of 623,304 shares, or 3.3 percent, and
●	Strengthened the balance sheet via the reduction of an incremental $13.0 million in indebtedness, while ending Q2 with a net positive cash position of $97.4 million

“The Arch team delivered another first-quartile cost performance in our core metallurgical segment in Q2, driving still-attractive margins despite a significantly weaker pricing environment,” said Paul A. Lang, Arch’s chief executive officer and president. “In total, we generated cash flow from operating activities of $196.8 million and discretionary cash flow of $150.7 million, underscoring yet again Arch’s significant cash-generating capabilities in a wide range of market environments. Perhaps most notably, we continued to reward shareholders via our robust capital return program, increasing the total amount deployed via the program to nearly $1.2 billion since its relaunch in February 2022.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

1

Operational Update

“Arch’s core metallurgical segment maintained its highly competitive cost performance in Q2, with strong overall execution in line with our first-quartile, full-year cost guidance,” said John T. Drexler, Arch’s chief operating officer. “Of particular note, Leer South had its best productivity and cost performance since inception, and is well-positioned to maintain that momentum as we progress through the balance of the year.”

	Metallurgical
	2Q23	1Q23	2Q22
Tons sold (in millions)	2.5	2.2	2.1
Coking	2.3	2.1	2.1
Thermal	0.2	0.1	0.1
Coal sales per ton sold	$143.67	$204.25	$286.40
Coking	$153.38	$209.84	$294.28
Thermal	$37.36	$76.34	$16.16
Cash cost per ton sold	$89.94	$82.66	$98.95
Cash margin per ton	$53.73	$121.59	$187.45

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Leer, Leer South, Beckley and Mountain Laurel.

Arch’s core metallurgical segment contributed adjusted EBITDA of $132.8 million in Q2. In sum, the metallurgical segment’s average selling price for coking coal decreased approximately 27 percent on a sequential basis due to the significant pull-back in seaborne coking coal prices; the average cash cost per ton sold increased by approximately 9 percent; and the average cash margin per ton declined by approximately 56 percent. During Q2, Arch shipped a significantly higher percentage of coking coal from its higher-cost and lower-realization metallurgical operations, particularly Mountain Laurel, affecting comparisons with Q1. Arch expects coking coal sales volumes to increase between 5 and 10 percent in Q3 versus Q2, despite the softer demand environment.

2

	Thermal
	2Q23	1Q23	2Q22
Tons sold (in millions)	16.3	17.0	17.8
Coal sales per ton sold	$16.81	$18.49	$19.62
Cash cost per ton sold	$15.04	$15.79	$14.48
Cash margin per ton	$1.77	$2.70	$5.14

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures." Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

Arch’s legacy thermal segment contributed adjusted EBITDA of $29.2 million in Q2, against capital spending of $10.0 million. Thermal segment margins were compressed by previously discussed geologic challenges at the West Elk mine in Colorado that acted to constrain volumes and erode product quality, which was counterbalanced to some degree by improved margins from the Powder River Basin operations due to strong cost control. Arch expects the challenges at West Elk to continue to hamper the thermal segment’s sales volumes and to pressure unit costs in Q3, at which point the mine expects to transition to an area of more advantageous geology. Arch expects to ship approximately 60 million tons from its Powder River Basin operations in 2023, while rolling the remaining 5 million tons of its committed and priced PRB volumes into 2024 in response to customer requests and in exchange for volume and/or price considerations on future shipments. Since the fourth quarter of 2016, the legacy thermal segment has generated a total of $1,334.1 million in adjusted EBITDA while expending just $154.2 million in capital.

Financial and Liquidity Update

In keeping with its capital return formula, the Arch board has declared a total quarterly dividend of $75.4 million, or $3.97 per share, which is equivalent to 50 percent of Arch’s second quarter discretionary cash flow. In addition, the company deployed $73.5 million in Q2 to repurchase 623,304 shares at an average price of $117.91 per share.

Arch has now deployed a total of $1,161.3 million under its capital return program since its relaunch – inclusive of the just-declared September dividend – including $643.7 million, or $34.64 per share, in dividends and $517.6 million in common stock and convertible notes repurchases.

In total, Arch has now used common stock and convertible notes repurchases to reduce dilution by approximately 4.1 million shares. Arch ended Q2 with 18.9 million diluted shares outstanding. Additionally, Arch ended Q2 with approximately 419,000 warrants outstanding, or less than 22 percent of the original issuance. Arch expects these remaining warrants to be exercised by year-end, which will further simplify the capital structure.

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Arch ended Q2 with indebtedness of just $137.7 million after paying down an incremental $13.0 million during the quarter. In comparison, cash, cash equivalents and short-term investments totaled $235.1 million and liquidity stood at $361.2 million.

“We have made excellent progress in recent quarters towards simplifying the capital structure, reducing indebtedness, and defeasing long-term reclamation liabilities,” said Matthew C. Giljum, Arch’s chief financial officer. “Through these efforts, we believe we have positioned the company to generate significant levels of discretionary cash in a wide range of market environments, thus laying the foundation for strong shareholder returns and the ongoing, systematic reduction in our overall share count in future periods.”

Capital Return Program

Arch generated $196.8 million in cash provided by operating activities in the second quarter, which included a reduction in working capital of $62.5 million. The company invested $46.1 million in capital expenditures, resulting in total discretionary cash flow for the quarter of $150.7 million. The third quarter dividend payment of $3.97 per share – which includes a fixed component of $0.25 per share and a variable component of $3.72 per share – is payable on September 15, 2023 to stockholders of record on August 31, 2023.

Since the second quarter of 2017 – and inclusive of the program’s first phase – Arch has now deployed a total of nearly $2.0 billion under its capital return program.

“The board views the capital return program as the centerpiece of Arch’s value proposition,” Lang stated. “While we believe the current capital allocation model has driven – and continues to drive – substantial value for shareholders, the board is committed to continuously evaluating the optimal means for deploying future discretionary cash flow, including the relative weighting of dividends versus share buybacks. The board factors significant changes in circumstances – including movements in the company’s share price – into its decision-making process.”

As of June 30, 2023, Arch had $248.9 million of remaining authorization under its existing $500 million share repurchase program.

ESG Update

During the second quarter, Arch maintained its exemplary environmental, social and governance performance. Arch’s subsidiary operations achieved an aggregate total lost-time incident rate of 0.47 per 200,000 employee-hours worked during the first half of 2023, which was almost five times better than the industry average, and recorded zero environmental violations and zero water quality exceedances over that timeframe as well.

Arch also published its 2023 Sustainability Report during Q2, which details – among other things – the 47-percent reduction in CO2-equivalent emissions the company has achieved since its base year of 2011. In addition, the State of Wyoming recognized the Black Thunder mine with the 2023 Excellence in Mining Reclamation Award during the second quarter.

4

Market Update

Coking coal prices retraced significantly during the quarter, likely due to continuing weakness in global steel production. Hot metal production for the world excluding China was down an estimated 2.8 percent through June, against 2022’s already depressed levels, according to the World Steel Association. Even with this challenging backdrop, U.S. High-Vol A coking coal – Arch’s principal product – continues to trade at levels supportive of healthy margins for the company’s low-cost metallurgical segment.

The supply side remains constructive, in Arch’s estimation. Exports from Australia, the United States and Canada – the principal suppliers of high-quality coking coal to the global seaborne market – are down nearly 3 million tons in aggregate year-to-date against last year’s already-constrained levels. In addition, there is evidence that recent price levels are beginning to exert pressure on marginal cost producers, with two U.S. metallurgical complexes having shuttered in recent weeks.

Looking Ahead

“The Arch team continues to drive forward with our simple, clear and actionable plan for long-term value creation,” Lang said. “In recent quarters, we have expanded and strengthened our world-class coking coal portfolio; increased the global reach of our high-quality coking coal products; reduced our indebtedness while building and maintaining a net positive cash position; greatly simplified our capital structure; and extended our industry-leading ESG practices. Through these substantial and ongoing efforts, we believe we have laid a strong and durable foundation for long-term value creation, with the capability to generate significant levels of discretionary cash with which to continue our ongoing capital return program.”

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	2023
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	8.9	-	9.7
Thermal	62.0	-	68.0
Total	70.9		77.7

Metallurgical (in millions of tons)
Committed, Priced Coking North American			1.7	$183.57
Committed, Unpriced Coking North American			0.1
Committed, Priced Coking Seaborne			3.5	$179.01
Committed, Unpriced Coking Seaborne			2.8
Total Committed Coking			8.1

Committed, Priced Thermal Byproduct			0.4	$43.43
Committed, Unpriced Thermal Byproduct			-
Total Committed Thermal Byproduct			0.4

Average Metallurgical Cash Cost				$79.00 - $89.00

Thermal (in millions of tons)
Committed, Priced			67.9	$17.40
Committed, Unpriced			1.0
Total Committed Thermal			68.9
Average Thermal Cash Cost				$14.50 - $15.50

Corporate (in $ millions)
D,D&A	$150.0	-	$156.0
ARO Accretion	$19.0	-	$21.0
S,G&A - Cash	$69.0	-	$73.0
S,G&A - Non-cash	$24.0	-	$28.0
Net Interest Expense	$0.0	-	$2.0
Capital Expenditures	$150.0	-	$160.0
Cash Tax Payment (%)	0.0	-	5.0
Income Tax Provision (%)	12.0	-	17.0

Note: The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include transportation costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. In addition, the impact of hedging activity related to commodity purchases that do not receive hedge accounting and idle and administrative costs that are not included in a reportable segment are additional reconciling items for Segment cash cost per ton sold. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $15 million and $20 million in 2023.

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Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and future plans, and often contain words such as “should,” “could,” “appears,” “estimates,” “projects,” “targets,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “believes,” “seeks,” “strives,” “will” or variations of such words or similar words. Actual results or outcomes may vary significantly, and adversely, from those anticipated due to many factors, including: loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; the availability and cost of surety bonds; including potential collateral requirements; we may not have adequate insurance coverage for some business risks; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to pay dividends or repurchase shares of our common stock according to our announced intent or at all; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters (“ESG”); our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; and risks related to tax legislation.  All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could cause actual results or outcomes to vary significantly, and adversely, from those anticipated at the time such statements were first made. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results and outcomes to be materially, and adversely, different than those expressed in our forward-looking statements. For these reasons, readers should not place undue reliance on any such forward-looking statements.  These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake, and expressly disclaim, any duty to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

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Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenues	$757,294	$1,133,358	$1,627,225	$2,001,294

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	606,127	639,760	1,177,864	1,147,985
Depreciation, depletion and amortization	36,077	32,780	71,556	64,990
Accretion on asset retirement obligations	5,293	4,430	10,585	8,860
Change in fair value of coal derivatives, net	2,869	1,877	1,407	17,396
Selling, general and administrative expenses	22,791	26,516	48,813	53,164
Other operating (income) expense, net	(4,879)	5,238	(8,586)	1,799
	668,278	710,601	1,301,639	1,294,194

Income from operations	89,016	422,757	325,586	707,100

Interest income (expense), net
Interest expense	(3,537)	(5,138)	(7,663)	(12,185)
Interest and investment income	4,201	528	7,537	552
	664	(4,610)	(126)	(11,633)

Income before nonoperating expenses	89,680	418,147	325,460	695,467

Nonoperating expenses
Non-service related pension and postretirement benefit credits (costs)	593	(459)	1,185	(1,332)
Net loss resulting from early retirement of debt	-	(9,629)	(1,126)	(13,749)
	593	(10,088)	59	(15,081)

Income before income taxes	90,273	408,059	325,519	680,386
Provision for income taxes	12,920	496	50,058	951

Net income	$77,353	$407,563	$275,461	$679,435

Net income per common share
Basic earnings per share	$4.20	$24.26	$15.16	$42.14
Diluted earnings per share	$4.04	$19.30	$14.16	$32.21

Weighted average shares outstanding
Basic weighted average shares outstanding	18,406	16,801	18,165	16,124
Diluted weighted average shares outstanding	19,135	21,452	19,459	21,362

Dividends declared per common share	$2.45	$8.11	$5.56	$8.36

Adjusted EBITDA (A)	$130,386	$459,967	$407,727	$780,950

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$201,492	$236,059
Short-term investments	33,607	36,993
Restricted cash	1,100	1,100
Trade accounts receivable	250,479	236,999
Other receivables	18,440	18,301
Inventories	263,310	223,015
Other current assets	49,547	71,384
Total current assets	817,975	823,851

Property, plant and equipment, net	1,192,681	1,187,028

Other assets
Deferred income taxes	160,927	209,470
Equity investments	22,348	17,267
Fund for asset retirement obligations	138,657	135,993
Other noncurrent assets	54,313	59,499
Total other assets	376,245	422,229
Total assets	$2,386,901	$2,433,108

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$188,494	$211,848
Accrued expenses and other current liabilities	121,043	157,043
Current maturities of debt	26,414	57,988
Total current liabilities	335,951	426,879
Long-term debt	109,216	116,288
Asset retirement obligations	234,842	235,736
Accrued pension benefits	1,076	1,101
Accrued postretirement benefits other than pension	50,802	49,674
Accrued workers’ compensation	152,942	155,756
Other noncurrent liabilities	76,508	82,094
Total liabilities	961,337	1,067,528

Stockholders' equity
Common Stock	301	288
Paid-in capital	710,118	724,660
Retained earnings	1,737,661	1,565,374
Treasury stock, at cost	(1,079,396)	(986,171)
Accumulated other comprehensive income	56,880	61,429
Total stockholders’ equity	1,425,564	1,365,580
Total liabilities and stockholders’ equity	$2,386,901	$2,433,108

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2023	2022
	(Unaudited)
Operating activities
Net income	$275,461	$679,435
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	71,556	64,990
Accretion on asset retirement obligations	10,585	8,860
Deferred income taxes	49,824	-
Employee stock-based compensation expense	13,206	14,552
Amortization relating to financing activities	884	1,130
Gain on disposals and divestitures, net	(393)	(697)
Reclamation work completed	(11,757)	(8,204)
Contribution to fund asset retirement obligations	(2,664)	(80,000)
Changes in:
Receivables	(13,057)	(138,155)
Inventories	(40,295)	(56,018)
Accounts payable, accrued expenses and other current liabilities	(53,729)	37,083
Income taxes, net	(828)	427
Coal derivative assets and liabilities, including margin account	1,407	17,710
Other	22,686	20,054
Cash provided by operating activities	322,886	561,167

Investing activities
Capital expenditures	(76,606)	(53,157)
Minimum royalty payments	(1,113)	(1,000)
Proceeds from disposals and divestitures	439	1,547
Purchases of short-term investments	(13,772)	-
Proceeds from sales of short-term investments	17,488	14,450
Investments in and advances to affiliates, net	(9,927)	(4,027)
Cash used in investing activities	(83,491)	(42,187)

Financing activities
Payments on term loan due 2024	(1,500)	(272,288)
Payments on convertible debt	(58,430)	(129,941)
Net payments on other debt	(24,849)	(19,939)
Purchase of treasury stock	(93,803)	-
Dividends paid	(111,913)	(154,567)
Payments for taxes related to net share settlement of equity awards	(27,217)	(4,908)
Proceeds from warrants exercised	43,750	19,412
Cash used in financing activities	(273,962)	(562,231)

Decrease in cash and cash equivalents, including restricted cash	(34,567)	(43,251)
Cash and cash equivalents, including restricted cash, beginning of period	237,159	326,295

Cash and cash equivalents, including restricted cash, end of period	$202,592	$283,044

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$201,492	$281,944
Restricted cash	1,100	1,100

	$202,592	$283,044

Arch Resources, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Term loan due 2024 ($5.0 million face value)	$5,002	$6,502
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Convertible Debt	-	13,156
Other	34,622	59,472
Debt issuance costs	(2,069)	(2,929)
	135,630	174,276
Less: current maturities of debt	26,414	57,988
Long-term debt	$109,216	$116,288

Calculation of net (cash) debt
Total debt (excluding debt issuance costs)	$137,699	$177,205
Less liquid assets:
Cash and cash equivalents	201,492	236,059
Short term investments	33,607	36,993
	235,099	273,052
Net (cash) debt	$(97,400)	$(95,847)

Arch Resources, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended June 30, 2023		Three Months Ended March 31, 2023		Three Months Ended June 30, 2022
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	2.5		2.2		2.1

Segment Sales	$353.5	$143.67	$440.1	$204.25	$605.3	$286.40
Segment Cash Cost of Sales	221.3	89.94	178.1	82.66	209.1	98.95
Segment Cash Margin	132.2	53.73	262.0	121.59	396.2	187.45

Thermal
Tons Sold	16.3		17.0		17.8

Segment Sales	$273.1	$16.81	$314.7	$18.49	$349.1	$19.62
Segment Cash Cost of Sales	244.4	15.04	268.8	15.79	257.7	14.48
Segment Cash Margin	28.7	1.77	45.9	2.70	91.5	5.14

Total Segment Cash Margin	$160.9		$307.9		$487.6

Selling, general and administrative expenses	(22.8)		(26.0)		(26.5)
Other	(7.7)		(4.6)		(1.2)

Adjusted EBITDA	$130.4		$277.3		$459.9

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.
The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended June 30, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$451,752	$305,542	$-	$757,294
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(3,587)	-	(3,587)
Transportation costs	98,221	36,004	-	134,225
Non-GAAP Segment coal sales revenues	$353,531	$273,125	$-	$626,656
Tons sold	2,461	16,252
Coal sales per ton sold	$143.67	$16.81

Quarter ended March 31, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$536,172	$333,759	$-	$869,931
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(2,668)	-	(2,668)
Transportation costs	96,054	21,721	-	117,775
Non-GAAP Segment coal sales revenues	$440,118	$314,706	$-	$754,824
Tons sold	2,155	17,021
Coal sales per ton sold	$204.25	$18.49

Quarter ended June 30, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$724,492	$408,866	$-	$1,133,358
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	17,385	-	17,385
Coal sales revenues from idled or otherwise disposed operations	-	-	-	-
Transportation costs	119,157	42,349	-	161,506
Non-GAAP Segment coal sales revenues	$605,335	$349,132	$-	$954,467
Tons sold	2,114	17,792
Coal sales per ton sold	$286.40	$19.62

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended June 30, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$319,549	$279,028	$7,550	$606,127
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(1,425)		(1,425)
Transportation costs	98,221	36,004	-	134,225
Cost of coal sales from idled or otherwise disposed operations	-	-	5,157	5,157
Other (operating overhead, certain actuarial, etc.)	-	-	2,393	2,393
Non-GAAP Segment cash cost of coal sales	$221,328	$244,449	$-	$465,777
Tons sold	2,461	16,252
Cash cost per ton sold	$89.94	$15.04

Quarter ended March 31, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$274,171	$289,506	$8,060	$571,737
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(1,008)	-	(1,008)
Transportation costs	96,054	21,721	-	117,775
Cost of coal sales from idled or otherwise disposed operations	-	-	5,178	5,178
Other (operating overhead, certain actuarial, etc.)	-	-	2,882	2,882
Non-GAAP Segment cash cost of coal sales	$178,117	$268,793	$-	$446,910
Tons sold	2,155	17,021
Cash cost per ton sold	$82.66	$15.79

Quarter ended June 30, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$328,302	$303,970	$7,488	$639,760
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	3,939	-	3,939
Transportation costs	119,157	42,349	-	161,506
Cost of coal sales from idled or otherwise disposed operations	-	-	4,331	4,331
Other (operating overhead, certain actuarial, etc.)	-	-	3,157	3,157
Non-GAAP Segment cash cost of coal sales	$209,145	$257,682	$-	$466,827
Tons sold	2,114	17,792
Cash cost per ton sold	$98.95	$14.48

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest (income) expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$77,353	$407,563	$275,461	$679,435
Provision for income taxes	12,920	496	50,058	951
Interest (income) expense, net	(664)	4,610	126	11,633
Depreciation, depletion and amortization	36,077	32,780	71,556	64,990
Accretion on asset retirement obligations	5,293	4,430	10,585	8,860
Non-service related pension and postretirement benefit (credits) costs	(593)	459	(1,185)	1,332
Net loss resulting from early retirement of debt	-	9,629	1,126	13,749

Adjusted EBITDA	$130,386	$459,967	$407,727	$780,950
EBITDA from idled or otherwise disposed operations	4,664	3,957	8,696	6,348
Selling, general and administrative expenses	22,791	26,516	48,813	53,164
Other	4,177	(678)	6,094	8,804

Segment Adjusted EBITDA from coal operations	$162,018	$489,762	$471,330	$849,266

Segment Adjusted EBITDA
Metallurgical	132,839	396,426	395,896	655,430
Thermal	29,179	93,336	75,434	193,836

Total Segment Adjusted EBITDA	$162,018	$489,762	$471,330	$849,266

Discretionary cash flow

	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
	(Unaudited)	(Unaudited)
Cash flow from operating activities	$196,765	$322,886
Less: Capital expenditures	(46,065)	(76,606)
Discretionary cash flow	$150,700	$246,280